UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2012

___________________

Lyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-82154	01-0579490
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

6401 Hollis St., Suite 125
Emeryville, CA	94608
(Address of principal	(Zip code)
executive offices)

Registrant's telephone number, including area code: (800) 768-2929

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 29, 2012, holders of a majority of the outstanding shares of common stock of Lyris, Inc. (“Lyris”), representing 6,073,097 shares, or 64.4%, of the outstanding shares as of June 1, 2012 (“Record Date”), took action by written consent pursuant to Section 228 of the Delaware General Corporation Law, on the recommendation of the Lyris Board of Directors, to approve an amendment of Lyris’ certificate of incorporation to remove restrictions on the transfer of Lyris common stock that were intended to preserve net operating loss carryforwards for Lyris, contingent upon the completion of proposed underwritten public offering of shares of the Company’s common stock registered pursuant to that certain Registration Statement on Form S-1 (Registration No. 333-181654) originally filed by Lyris with the U.S. Securities and Exchange Commission on May 24, 2012 (the “Public Offering”).

In connection with the action by written consent, Lyris filed a preliminary information statement on Schedule 14C with the Securities and Exchange Commission on June 29, 2012. Lyris anticipates that a definitive information statement will be sent on or about July 9, 2012, to all stockholders of record as of the Record Date. Upon the closing of the Public Offering, which date will be at least 20 days after the definitive information statement is sent to Lyris stockholders, Lyris will file an Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, at which time the amendment will become effective.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lyris, Inc.

	By:	/s/ Deborah Eudaley
	Name:	Deborah Eudaley
	Title:	Chief Financial Officer

Dated: June 29, 2012